Exhibit 10.1

Amendment No. 1

To

Executive Employment Agreement

This Amendment No. 1 (the “Amendment”) to the Executive Employment Agreement, dated as of March 1, 2025, between Functional Brands Inc., a Delaware corporation (the “Company”), and Eric Griptentrog (the “Executive” “) (the “Original Agreement”), is dated as of February____, 2026.

Whereas, pursuant to the Original Agreement the Executive was retained by the Company to serve as its Chief Executive Officer (“CEO”);

Whereas, Section 2 of the Original Agreement provides for certain compensation to be paid by the Company to the Executive for his services as CEO;

Whereas, the Company and the Executive wish to amend the Original Agreement to defer the vesting of certain performance equity awards due in respect of the listing of the Company’s common stock on NASDAQ which listing was effected on November 5, 2025;

Whereas, after review by the Compensation Committee of the Company’s Board of Directors, such Committee determined that this Amendment is in the best interests of the Company and recommended it be approved by the full Board of Directors; and

Whereas, the Board of Directors of the Company (with the Executive abstaining from vote) has approved this Amendment.

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Capitalized terms used herein, but not otherwise defined, shall have the meanings attributed to them in the Original Agreement.

2. Section 2.4(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) RSU’s equal in aggregate value to $500,000 which will vest for $166,666 on May 5, 2026, $166,666 on January 5, 2027 and $166,668 on June 7, 2027, with such value being determined by the closing price of the Company’s common stock on the date of vesting.”

3. All other terms and provisions of the Original Agreement remain in full force and effect.

In Witness Whereof, the parties hereto have executed and delivered this Amendment as of the date first above written.

FUNCTIONAL BRANDS INC.

By:
Title:

ERIC GRIPENTROG

Acknowledged:

By:
Girard Smith, Chairman Compensation Committee